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                                                              RULE NO. 424(b)(3)
                                                      REGISTRATION NO. 333-70255


               Prospectus Supplement No.7 dated January 11, 2000
                    to the Prospectus (the "Prospectus") of
                     United Rentals, Inc. (the "Company"),
                             dated January 7, 1999
                (included in Registration Statement on Form S-3,
                          Registration No. 333-70255)
===============================================================================

     Supplement No.2 to the Prospectus, dated March 11, 1999, indicates that John T. Doran, Jr. is a selling security holder with respect to 106,041 shares of Common Stock of the Company (the "Shares"). John T. Doran, Jr. has transferred 38,875 Shares and, as a result, the entities listed below are now selling security holders for purposes of the Prospectus with respect to the number of Shares indicated:

Selling Security Holder                    Number of Shares
-----------------------                    ----------------

John T. Doran, Jr.                               67,166

John T. Doran, Jr. TTEE, Catherine               38,875
Doran Neal TTEE, U/A Dtd 10/12/1999
By Doran Family Trust (1999)